UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2021

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey		07719
(Address of Principal Executive Offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Jersey Resources Corporation (the “Company”) and Nancy A. Washington have mutually agreed that Ms. Washington will separate from the Company and no longer serve as Senior Vice President and General Counsel, effective May 3, 2021. In connection with her separation, and as approved by the Leadership Development and Compensation Committee of NJR’s Board of Directors, the Company and Ms. Washington entered into a Separation Agreement, dated May 7, 2021 (the “Separation Agreement”), which provides Ms. Washington with certain separation payments in exchange for a comprehensive release of claims, compliance with confidentiality requirements, post-employment cooperation agreements and compliance with certain restrictive covenants.

Under the terms of the Separation Agreement, Ms. Washington will receive the following severance payments and benefits: (i) a lump-sum cash payment of an amount equal to 17 months of base salary of $547,187.50; (ii) the payment of an annual incentive award to Ms. Washington under the Company’s Annual Incentive Plan for the fiscal year ending September 30, 2021 (the “2021 AIP”), which award will be based upon the Company’s actual performance and will be payable in accordance with the terms of the 2021 AIP; and (iii) direct payments to Ms. Washington’s insurance provider to be applied towards COBRA health care premiums through May 31, 2022. In addition, the Company will vest, and Ms. Washington will not otherwise forfeit, the 4,491 unvested restricted stock units previously granted to Ms. Washington, which units were eligible to vest on October 15, 2021 (based on her continued employment), and the 4,001 unvested performance share units previously granted to Ms. Washington, which units were eligible to vest in November 2021, based upon the Company’s actual net financial earnings and total shareholder return (relative to a designated peer group) performance during the 36-month period ending September 30, 2021. The Company also agreed to waive the non-competition restrictive covenant on the 4,168 deferred stock retention shares previously granted to Ms. Washington, which if violated would have triggered a forfeiture of those shares.

The above summary of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: May 7, 2021	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer